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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                 (AMENDMENT NO.)

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    14a-6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-12

                               CLARUS CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                WARREN B. KANDERS
                                BURTT R. EHRLICH
                                NICHOLAS SOKOLOW
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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FOR IMMEDIATE RELEASE
Contact: Robert Sandhu
Tel.: 212-929-5500

                            KANDERS NOMINEES REAFFIRM
                           THEIR COMMITMENT TO SELL OR
                                LIQUIDATE CLARUS
                                  ------------
                         - RETURN CAPITAL TO INVESTORS -
                                  ------------
                                   VOTE GREEN
                                  ------------

Greenwich, Connecticut, May 17: Warren B. Kanders, Burtt R. Ehrlich and Nicholas Sokolow (the "Kanders Nominees"), who are seeking election to three of seven Board seats of Clarus Corporation (NASDAQ: CLRS), and who collectively own 5.6% of common stock of Clarus, reaffirmed today their commitment to sell or liquidate Clarus as soon as possible for the highest price, and to return the capital to stockholders.

Mr. Kanders stated: "Each of the Kanders Nominees has extensive mergers and acquisitions experience with companies in all kinds of industries and in all kinds of environments. We have an exemplary record of initiating, negotiating and closing transactions that enhance stockholder value."

Mr. Kanders concluded by stating that "we have served constructively on many Boards, repeatedly bringing value to stockholders. We are committed to that goal for Clarus stockholders. Our mission is CLEAR and SIMPLE."

The time for you to protect your interest is almost gone! You must vote GREEN now.

THE KANDERS NOMINEES STRONGLY RECOMMEND THAT YOU VOTE TO PROTECT YOUR INTEREST AS A CLARUS STOCKHOLDER BY SIGNING, DATING AND RETURNING THE GREEN PROXY CARD TODAY.

Messrs. Kanders, Ehrlich and Sokolow have filed a definitive proxy statement (the "proxy statement") with the Securities and Exchange Commission (the "Commission"). Please read the proxy statement carefully because it contains important information, including information regarding Messrs. Kanders, Ehrlich and Sokolow. You may obtain a free copy of this press release and the proxy statement at the Commission's website at http://www.sec.gov. A free copy of this press release and the proxy statement may also be obtained from MacKenzie Partners, Inc. at 105 Madison Avenue, New York, NY 10016, toll free telephone number: (800) 322-2885.